UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 26, 2005

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1010 Wisconsin Avenue, Suite 600

Washington, DC 20007

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(202) 333-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Outside Director Compensation Summary. On April 26, 2005 the Board of Directors of InPhonic, Inc. (the “Board”) approved an outside director compensation program for non-employee directors. A summary of the outside director compensation program is filed as Exhibit 10.1 to this Form 8-K.

Chief Executive Officer Compensation. On April 26, 2005 the Board, upon recommendation from the Compensation Committee of the Board, approved an increase in the base salary of Mr. David A. Steinberg, the Company’s Chairman and Chief Executive Officer. Specifically, effective as of January 1, 2005, Mr. Steinberg’s new base salary was set by the Board at $320,000 per year.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Mr. Mark J. Levine announced that he does not intend to seek reelection to the Board and his position shall become vacant effective as of the 2005 annual meeting of stockholders to be held on June 23, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Outside Director Compensation Summary

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

By:	/s/ Lawrence S. Winkler
Lawrence S. Winkler
Chief Financial Officer, Executive Vice President and Treasurer

Date: May 2, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Outside Director Compensation Summary